Exhibit 5.3

G. VERN ALBRIGHT WILLIAM H. STODDARD WHITNEY B. WARNICK Also Licensed in Utah G. MARK ALBRIGHT D. CHRIS ALBRIGHT WILLIAM H. STODDARD, JR. Also Licensed in California	LAW OFFICES Albright, Stoddard, Warnick & Albright A PROFESSIONAL CORPORATION QUAIL PARK I, SUITE D-4 801 SOUTH RANCHO DRIVE LAS VEGAS, NEVADA 89106 (702) 384-7111 ❖ FAX: (702) 384-0605	ESTABLISHED IN 1970

August 28, 2014

CareTrust REIT, Inc.

27101 Puerta Real, Suite 400

Mission Viejo, CA 92691

Re: $260,000,000 Aggregate Principal Amount of 5.875% Senior Notes Due 2021

Ladies and Gentlemen:

We have acted as special counsel to the entities listed on Exhibit “A” hereto (collectively, the “NV Guarantors”), in connection with the public offering of up to $260,000,000 aggregate principal amount of the 5.875% Senior Notes due 2021 (the “Exchange Notes”) by CTR Partnership, L.P., a Delaware limited partnership, and CareTrust Capital Corp., a Delaware corporation (collectively, the “Issuers”), pursuant to that certain Indenture, dated as of May 30, 2014 (the “Indenture”), among the Issuers, the guarantors referred to therein, including the NV Guarantors (collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee, which provides for the guarantees of the Exchange Notes by the Guarantors, including the NV Guarantors (collectively, the “Guarantees”), to the extent set forth in the Indenture.

We understand that this opinion is being furnished to comply with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In rendering the opinion stated herein, we have reviewed and relied upon the following:

(a) the registration statement on Form S-4 of the Issuers and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article 10 thereof containing the Guarantee obligation of the Guarantors, including the NV Guarantors;

(c) an executed copy of the Secretaries’ Certificate from the Secretary of CareTrust Capital Corp and CareTrust REIT, Inc. (including in its capacity as sole member of CareTrust GP, LLC, including in its capacity as general partner of CTR Partnership, L.P., including in its capacity as sole member of each of the Guarantors, including the NV Guarantors), containing the following as exhibits thereto:

CareTrust REIT, Inc.

August 28, 2014

i. the Articles of Organization of each of the NV Guarantors filed with the Nevada Secretary of State, as certified by the Secretary of State of the State of Nevada;

ii. the Amended and Restated Operating Agreement of each of the NV Guarantors (each, an “Operating Agreement”); and

iii. certain resolutions of the Board of Directors of CareTrust REIT, Inc. (on behalf of the NV Guarantors) adopted on May 30, 2014.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture or Guarantees contained therein.

We have also examined such written statutes of the State of Nevada and such written regulations thereunder and such reported orders, judgments or decrees of courts as we have deemed necessary for purposes of this opinion letter.

In our examination, we have, with your permission, assumed without independent verification (1) the genuineness of all signatures, (2) the legal capacity and competency of all natural persons, (3) the authenticity of all documents submitted to us as originals, (4) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, (5) the authenticity of the originals of such copies, and (6) that all limited liability company records made available to us, and all public records we have reviewed, are accurate and complete. We have relied on representations made in the documents referred to above as to various questions of fact material to the matters set forth below and we have not assumed any responsibility for making any independent investigation or verification of any factual matter stated in or represented by any of the foregoing documents or any other factual matter.

In issuing this opinion letter, we have acted only as members of the bar in the State of Nevada. We do not express any opinion with respect to the laws of any jurisdiction other than the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general limited liability company laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws and judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulation, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Guarantees of the NV Guarantors have been duly authorized by all requisite action on the part of the NV Guarantors.

CareTrust REIT, Inc.

August 28, 2014

The opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including, without limitation, concepts of materiality, reasonableness, unconscionability, and good faith and fair dealing.

In addition, in rendering the foregoing opinion we have assumed that the Operating Agreement of each NV Guarantor is the only agreement of the members of such NV Guarantor as to the affairs of such NV Guarantor and the conduct of its business and we do not express any opinion with respect to the effect of any other agreement of the members of such NV Guarantors as to the affairs of such NV Guarantor and the conduct of its business.

Please be further advised that this opinion letter addresses only those laws that a Nevada lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the entities, transactions and agreements addressed herein. The matters that are addressed in this opinion letter, the meaning of the language used and the scope of work performed are based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, an opinion of the kind set forth herein.

Our opinion and representations contained herein are rendered only as of the date hereof, and we undertake no obligation to update this opinion letter or the opinion and representations contained herein after the date hereof. The opinion and representations contained in this opinion letter only constitute our professional judgment as to the matters set forth herein, and should not be considered to be a guarantee of any particular result.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuers and to certain of the Guarantors, as filed with the Commission as Exhibit 5.1 to the Registration Statement on the date hereof.

Very truly yours,

ALBRIGHT, STODDARD, WARNICK & ALBRIGHT

/s/ Albright, Stoddard, Warnick & Albright

Exhibit A

NV Guarantors

Paredes Health Holdings LLC
Tenth East Holdings LLC
Mesquite Health Holdings LLC
Jefferson Ralston Holdings LLC
Queensway Health Holdings LLC
Irving Health Holdings LLC
Avenue N Holdings LLC
Expo Park Health Holdings LLC
Falls City Health Holdings LLC
Gillette Park Health Holdings LLC
Wayne Health Holdings LLC
CM Health Holdings LLC
Trinity Mill Holdings LLC
Lafayette Health Holdings LLC
Gazebo Park Health Holdings LLC
Prairie Health Holdings LLC
Jordan Health Properties LLC
Flamingo Health Holdings LLC
Salmon River Health Holdings LLC
Fort Street Health Holdings LLC
Snohomish Health Holdings LLC
Oleson Park Health Holdings LLC
Moenium Holdings LLC
Rio Grande Health Holdings LLC
Josey Ranch Healthcare Holdings LLC
Big Sioux River Health Holdings LLC
Cottonwood Health Holdings LLC
Dixie Health Holdings LLC
Queen City Health Holdings LLC
Saratoga Health Holdings LLC
Verde Villa Holdings LLC
Hillview Health Holdings LLC
51st Avenue Health Holdings LLC
Wisteria Health Holdings LLC
Lowell Health Holdings LLC
Renee Avenue Health Holdings LLC
Northshore Healthcare Holdings LLC
Willits Health Holdings LLC
Arapahoe Health Holdings LLC
49th Street Health Holdings LLC
Orem Health Holdings LLC
RB Heights Health Holdings LLC

Lowell Lake Health Holdings LLC
Cherry Health Holdings LLC
Fig Street Health Holdings LLC
Fifth East Holdings LLC
Boardwalk Health Holdings LLC
Burley Healthcare Holdings LLC
Price Health Holdings LLC
Lemon River Holdings LLC
Memorial Health Holdings LLC
Silver Lake Health Holdings LLC
Willows Health Holdings LLC
Kings Court Health Holdings LLC
Emmett Healthcare Holdings LLC
18th Place Health Holdings LLC
Silverada Health Holdings LLC
San Corrine Health Holdings LLC
Ives Health Holdings LLC
Lockwood Health Holdings LLC
Long Beach Health Associates LLC
Ensign Southland LLC
Lufkin Health Holdings LLC
Mission CCRC LLC
Stillhouse Health Holdings LLC
Regal Road Health Holdings LLC
Guadalupe Health Holdings LLC
Polk Health Holdings LLC
South Dora Health Holdings LLC
Expressway Health Holdings LLC
Everglades Health Holdings LLC
Temple Health Holdings LLC
4th Street Holdings LLC
Bogardus Health Holdings LLC
Tulalip Bay Health Holdings LLC
Casa Linda Retirement LLC
Salt Lake Independence LLC
Dallas Independence LLC
Golfview Holdings LLC
Arrow Tree Health Holdings LLC
Trousdale Health Holdings LLC
Ensign Bellflower LLC
Anson Health Holdings LLC
Hillendahl Health Holdings LLC